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EXAR CORPORATION
(Name of Registrant as Specified in its Charter)

GWA INVESTMENTS, LLC
GWA MASTER FUND, L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GWA CAPITAL PARTNERS, LLC URGES INVESTORS NOT TO BE MISLED BY
CHAIRMAN CIFFONE AND THE EXAR BOARD

Pasadena, Calif., October 17, 2005 / PRNewswire / — Managing Member and Dissident Director Candidate, Guy W. Adams, issued the following statement regarding Exar Corporation (Nasdaq: EXAR):

On Friday, October 7, 2005, Chairman Ciffone filed an open letter to shareholders with the SEC, on behalf of the Board, which we believe includes incorrect or misleading information. On October 11, 2005 and October 13, 2005, Exar filed investor presentation slides which also appear to contain information that is incorrect or misleading.

We continue to be disappointed by the Board’s apparent belief that its shareholders are gullible and do not pay attention to information contained in the company’s filings. Below, we address some of the statements and information presented by Chairman Ciffone, along with verifiable citations for the correct facts, which investors can check for themselves based on past SEC filings:

Chairman Ciffone statement in October 7, 2005 letter:

“In fact both Richard Leza and Pete Rodriguez own NO shares of Exar...”

•	Fact: GWA has made no less than five (5) separate Proxy Statement filings over the past six (6) months all of which indicate that Mr. Leza owns 1,000 shares.

•	Fact: According to Exar’s own Proxy Statement, filed June 30, 2005, Messrs. Previte, and Werner own NO shares when you exclude options, and Mr. Previte has been on the board for 6 years. In subsequent filings by Exar, Mr. Koppes is also shown as owning NO shares.

Chairman Ciffone statement in October 7, 2005 letter:

“In particular, Adams, Leza and P. Rodriguez have: NO working knowledge of Exar, its business or the industry..... and NO relevant public company experience.”

•	Fact: As disclosed in our October 3, 2005 Definitive Proxy, Pete Rodriguez worked at LSI Logic (NYSE: Listed) and Aerojet (part of GenCorp, Inc.; NYSE: Listed). While at LSI Logic, he managed accounts in the same industry that were twice the revenue of Exar. At Aerojet, he managed IC design teams and projects with group revenues three times those of Exar’s.

•	Fact: According to Exar’s Definitive Proxy filed October 3, 2005, Mr. Koppes (whose public company board service is only in healthcare) does not appear to live up to Chairman Ciffone’s own standard, as his bio shows, “NO working knowledge of Exar, its business or the industry..... and NO relevant public company experience.”

Exar Presentation, October 11, 2005 Definitive Additional Materials filing:

Slide 6 – “Third-Party Support For Exar” – includes a favorable quote from First Albany dated July 20, 2005.

•	Fact: First Albany downgraded Exar from Buy to Neutral on September 6, 2005, seven weeks later. Chairman Ciffone and the Board selectively chose an outdated, favorable quote in order to misrepresent information to shareholders.

Chairman Ciffone statement in October 7, 2005 letter:

“Exar has preserved shareholder value almost 10 times greater than some members in its peer group.”

•	Fact: Exar’s 10-K filed June 15, 2005, lists 14 competitors, of which 10 have been publicly-traded for the 5-year period given. However, in order to make the above statement, Chairman Ciffone and the Board had to exclude 6 of these 10 competitors, most of which far out performed Exar.

		9/20/00	9/19/05	Index %

Communications Products Competitors

Agere Systems [AGR]		—	$10.15

Applied Micro Circuits Corporation [AMCC]		$97.50	$2.81	2.9%

Integrated Device Technology, Inc. [IDTI]	Excluded	$103.25	$11.15	10.8%

Intel Corporation [INTC]	Excluded	$63.06	$24.68	39.1%

Mindspeed Technologies, Inc. [MSPD]		—	$2.13

PMC Sierra, Inc. [PMCS]		$229.00	$8.94	3.9%

TranSwitch Corporation [TXCC]		$56.56	$1.68	3.0%

Vitesse Semiconductor Corporation. [VTSS]		$88.50	$2.14	2.4%

Clock Products Competitors

Cypress Semiconductor [CY]	Excluded	$48.00	$15.49	32.3%

Integrated Circuit Systems, Inc. [ICST]*	Excluded	$22.69	$21.745	95.8%

FreeScale Semiconductor, Inc. [FSL]		—	$23.25

Serial Communications and Video and Imaging Markets Competitors

Royal Philips Electronics [PHG]	Excluded	$44.88	$27.06	60.3%

Texas Instruments Incorporated [TXN]	Excluded	$59.81	$32.77	54.8%

Wolfson Microelectronics LTD. [Foreign]		—	—

Exar Corporation [EXAR]		$56.41	$14.00	24.8%

*	ICST was acquired by IDTI for $1.7B three days earlier on 9/16/05, receiving 1.3 IDTI shares + $7.25

Chairman Ciffone statement in October 7, 2005 letter:

“Mr. Adams’ recent actions further demonstrate that he is a short-term speculator in Exar’s stock rather than a long-term investor in the Company.”

•	Fact: “Long-term” investors buy and hold stock. According to seven (7) Form 4s filed by Exar in May 2005, Management and Directors cashed out over $1.9 million in profits from stock options in May 2005 alone. According to Exar’s own Definitive Proxy, filed October 3, 2005, CEO Gregorian cashed out nearly $1.1 million in profits from stock options in fiscal 2005. All of these transactions were cashless exercises that did not even require them to hold the stock for one day.

Chairman Ciffone statement in October 7, 2005 letter:

“...throughout Exar’s 34 year history, including 20 years listed on NASDAQ, your Board and management have been steadfast in their commitment to upholding strong corporate governance principles...”

•	Fact: On September 7, 2000, a 54% majority of shareholders voted against an 800,000 share increase to the existing shareholder-approved option plan. According to Exar’s 10-Q filed November 13, 2000, THAT SAME DAY, the Board approved a 1,000,000 share option plan that did not require shareholder approval and granted 494,000 of those to Exar’s top 5 executive officers (including Chairman Ciffone). Approximately 18 months later, the Board further expanded this option plan to 5,700,000 shares, according to Exar’s Definitive Proxy, filed October 3, 2005. Mr. Previte was a member of the Board when these decisions were made.

Chairman Ciffone statement in October 7, 2005 letter:

“In fact, the actions taken by Exar’s board in just the last few months demonstrate its commitment to Exar and its shareholders.”

•	Fact: Everything Exar has done over the last few months has come AFTER we launched our Proxy contest. For example, according to Exar’s 10-K filed June 22, 2000, Exar raised over $260 million in net proceeds from a follow-on stock offering at $40/share (split-adjusted) in March 2000. After leaving those proceeds sitting in cash for FIVE YEARS, the company launched a modified Dutch Auction Tender Offer three months AFTER we launched our proxy contest.

Chairman Ciffone statement in October 7, 2005 letter:

“...GWA’s interest is primarily as a short-seller seeking to drive the price of Exar stock down...”

•	Fact: This is categorically incorrect. Boxing is NOT the same as shorting. Once a position is boxed, there is no further economic impact from a change in the stock price. You can not make or lose any money, regardless of whether the stock price rises or falls.

CONCLUSION

These are just some of the highlights. An expanded letter from GWA to shareholders, with numerous additional examples and contradictory citations, was filed with the SEC on October 14, 2005. We encourage shareholders to review that document in its entirety.

Chairman Ciffone and the Board of Exar have been left to resort to innuendo and misleading statements. Don’t be fooled! Check each of our citations for yourself.

SINCE OUR INVOLVEMENT IN EXAR, THE COMPANY HAS:

•	Rescinded the poison pill;

•	Bought in shares through a dutch-auction tender offer;

•	Sought out independent nominees using an outside consultant;

•	Implemented stock ownership guidelines for officers and directors; and

•	Approved ISS-accredited continuing education for all directors.

ASK YOURSELF, WOULD THEY HAVE DONE ANY OF THIS IF GWA HAD NOT BEEN ACTIVE? WILL THEY CONTINUE IF OUR INDEPENDENT NOMINEES ARE NOT ELECTED TO THE BOARD?

We are seeking 3 out of 9 board seats on the Exar Board of Directors.
We are not seeking outright control of Exar.

We urge you to vote for Guy W. Adams, Richard L. Leza, and Pete Rodriguez using the GOLD Proxy Card.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE GWA ENTITIES FROM THE STOCKHOLDERS OF EXAR CORPORATION FOR USE AT ITS ANNUAL MEETING. THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS INFORMATION ON THE PARTICIPANTS IN THE SOLICITATION, IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

For additional information, questions or comments, please call Guy Adams, Managing Member at (626) 486-0350 or email gwacap@yahoo.com.

SOURCE: GWA Capital Partners, LLC
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